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                                                                       Exhibit 5

                     CHRISTENSEN, MOORE, COCKRELL, CUMMINGS
                                & AXELBERG, P.C.

DANA L. CHRISTENSEN                                        TWO MEDICINE BUILDING
MIKEL L. MOORE                                       160 HERITAGE WAY, SUITE 104
    [ALSO ADMITTED IN ARIZONA]                               KALISPELL, MT 59901
DALE R. COCKRELL
    [ALSO ADMITTED IN SOUTH DAKOTA
    AND COLORADO]
STEVEN E. CUMMINGS
TRACY AXELBERG                                                     P.O. BOX 7370
SEAN P. GOICOECHEA                                      KALISPELL, MT 59904-0370
LIESEL SHOQUIST                                           OFFICE: (406) 751-6000
                                                             FAX: (406) 756-6522

                                 August 19, 2005

The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901

      RE: LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

      We have acted as special counsel for Glacier Bancorp, Inc., a corporation ("Glacier"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 734,580 shares of Glacier common stock, $0.01 par value per share (the "Shares"), to be issued in accordance with the Plan and Agreement of Merger dated as of July 14, 2005 (the "Plan") among Glacier, First Security Bank of Missoula, Thompson Falls Holding Company and First State Bank.

      In connection with the Shares that will be issued under the Plan, we have examined the following: (i) the Plan; (ii) the Registration Statement on Form S-4 to be filed by Glacier with the Securities and Exchange Commission (the "Registration Statement"); and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier or representations and warranties of Glacier contained in the Plan. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

      Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Montana and will be fully paid and nonassessessable.

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      This opinion letter is limited to the application of the laws of the State of Montana and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

                                             Very truly yours,

                                             CHRISTENSEN, MOORE, COCKRELL,
                                             CUMMINGS & AXELBERG, P.C.

                                             /s/ Christensen, Moore,
                                             Cockrell, Cummings & Axelberg, P.C.